EXHIBIT 23.2

     We consent to incorporation by reference in the Registration Statement on Form S-3 of Featherlite Mfg., Inc. of our report dated June 28, 1996, relating to the consolidated balance sheet of Vantare International, Inc. as of December 31, 1995, and the related statements of operations and accumulated deficit and cash flows for the year then ended, which reports appear the Form 8-K/A No. 1 of Featherlite Mfg., Inc. filed with the Securities and Exchange Commission on September 13, 1996.




                                                  /s/ Graham & Cottrill, P.A.
                                                      GRAHAM & COTTRILL, P.A.






Orlando, Florida
March 17, 1997